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                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549



                                      FORM 8-K


                                  CURRENT REPORT


             PURSUANT TO SECTION 13 OR 15(d) OF SECURITIES ACT OF 1934



           Date of Report (Date of earliest event reported):  MARCH 2, 1999



                          FirstWorld Communications, Inc.
               (Exact name of registrant as specified in its charter)


           DELAWARE                     0-24953                33-0521976
 (State or other jurisdiction  (Commission File Number)     (I.R.S. Employer
       of incorporation)                                   Identification No.)


       7100 E. BELLEVIEW AVENUE, SUITE 210, GREENWOOD VILLAGE, COLORADO  80111
                       (Address of principal executive offices)



         Registrant's telephone number, including area code:  (303) 874-8010

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     This Current Report on Form 8-K is filed by FirstWorld Communications,
Inc., a Delaware corporation (the "Company"), in connection with the transactions described herein.

ITEM 5 - OTHER EVENTS

     On March 2, 1999, the Company purchased all of the outstanding capital stock of Sirius Solutions, Inc., d/b/a Sirius Connections, a California corporation ("Sirius"), for $7,490,000 and 285,000 shares of the Company's Series B Common Stock. Sirius is an Internet service provider engaged in the business of providing Internet access, web hosting services, support for e-commerce and co-location services primarily in the San Francisco Bay area. By virtue of the acquisition the Company assumed certain capital lease obligations of Sirius upon the closing.

     The Company deposited an aggregate of $500,000 of the total purchase price and 83,333 shares of the Series B Common Stock issued to the selling shareholders into an escrow account for the purpose of satisfying claims made by the Company for breach of representations, warranties or covenants made by the selling shareholders in the Stock Purchase Agreement on behalf of themselves and Sirius. Absent a claim for indemnification all of the funds in the escrow account will be released to the selling shareholders 18 months after the closing. The Company used available cash to fund the acquisition.

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                                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: March 29, 1999              FirstWorld Communications, Inc.



                                       By:   /s/  SHELDON S. OHRINGER
                                           -------------------------------------
                                           Sheldon S. Ohringer
                                           Chief Executive Officer and President

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